                                                                      EXHIBIT 99

(UNITED BANCORP, INC. LOGO)

P. O. BOX 10 - MARTINS FERRY, OHIO 43935 - Phone: 740/633-BANK Fax:740/633-1448
We are United to Better Serve You

PRESS RELEASE

UNITED BANCORP, INC.

201 South 4th at Hickory Street, Martins Ferry, OH  43935

Contact: James W. Everson             Randall M. Greenwood
         Chairman, President and CEO  Senior Vice President, CFO and Treasurer
Phone:   (740) 633-0445 Ext. 120      (740) 633-0445 Ext. 181
         ceo@unitedbancorp.com        cfo@unitedbancorp.com

FOR IMMEDIATE RELEASE: 1:00 PM    July 14, 2008

SUBJECT: UNITED BANCORP, INC. REPORTS CONTINUED EARNINGS IMPROVEMENT WITH AN
     EARNINGS PER SHARE INCREASE OF 31% FOR THE SIX MONTHS ENDED JUNE 30, 2008

MARTINS FERRY, OHIO --- United Bancorp, Inc. (NASDAQ: UBCP), headquartered in Martins Ferry, Ohio reported continued earnings improvement with net earnings of $1,928,000 for the six months ended June 30, 2008 compared to $1,482,000 for the six months ended June 30, 2007. On a per share basis, the Company's six months diluted earnings were $0.42 for 2008, as compared to $0.32 for 2007, an increase of 31%.

Randall M. Greenwood, Senior Vice President, CFO and Treasurer remarked, "The Company's six month earnings in 2008 generated an annualized 0.88% return on average assets ("ROA") and a 11.4% return on average equity ("ROE"), compared to 0.71% ROA and 9.68% ROE for the comparable six month period in 2007. We believe the 2008 results of operations for the six months ended June 30, 2008 will compare very favorably with our peers in the banking industry. Moreover, with the reduction in short term interest rates by the Federal Reserve, we are projecting the Company's net interest margin to reflect continued improvement in 2008 as compared to 2007. The Company's net interest margin of 3.96% for the six months ended June 30, 2008 generated an increase of approximately $1,490,000 in net interest income over the same period in 2007. Service charge income on deposit accounts for the six months ended June 30, 2008 increased $146,000, which reflects the continuing positive impact of the Company's courtesy overdraft program, as well as a merchant check capture program. The Company's enhanced earnings level was accomplished despite an approximate $125,000 period over period after-tax increase in the provision for loan losses."

James W. Everson, Chairman, President and Chief Executive Officer stated, "We are pleased to report this 31% earnings per share improvement for the six months ended June 30, 2008. This level of increased earnings was generated even with the $125,000 after tax period over period increase in the provision for loan losses. I wish to stress the increased loan loss provision in the 2008 six month period reflects prudence related to the economic challenges facing the banking industry as evidenced by significant deterioration in asset quality within the financial sector."

Everson concluded by stating "Our Board of Directors and Management Team have worked aggressively over the past eighteen months to implement the reorganization of our affiliate banks into one charter. With the operational efficiencies gained from the full integration of our two subsidiary banks and the streamlining of our management and operational support positions, which has reduced time and money spent on duplicated efforts, we anticipate a continuation of solid earnings improvement throughout 2008. Based upon our second half performance in 2007 which was impacted by one time charter consolidation costs, we are projecting a forty percent improvement in year-end 2008 earnings over 2007."

United Bancorp, Inc. is headquartered in Martins Ferry, Ohio and is a bank holding company with total assets of approximately $427.0 million and total shareholder's equity of approximately $32.5 million as of June 30, 2008. Through its seventeen banking offices and operations center, The Citizens Savings Bank serves the Ohio Counties of Athens, Belmont, Carroll, Fairfield, Harrison, Hocking, Jefferson and Tuscarawas. The Company trades on The NASDAQ Capital Market tier of the NASDAQ Stock Market under the symbol UBCP, Cusip #909911109.

                     UNITED BANCORP, INC. MARTINS FERRY, OH
                                  Symbol "UBCP"

                                                          FOR THE THREE MONTHS
                                                             ENDED JUNE 30,
                                                        -----------------------      %
                                                           2008         2007       CHANGE
                                                        ----------   ----------   -------
EARNINGS
   Total interest income                                $6,482,403   $6,648,974     -2.51%
   Total interest expense                                2,517,175    3,601,598    -30.11%
   Net interest income                                   3,965,228    3,047,376     30.12%
   Provision for loan losses                               395,407      191,009    107.01%
   Service charges on deposit accounts                     510,863      457,499     11.66%
   Net realized gains (losses) of sales on securities           --          749   -100.00%
   Net realized gains (losses) on sale of loans             45,138       (4,440)  1116.62%
   Net realized gains (losses) on sale of  Other real
      estate and repossessions                                  --       61,499   -100.00%
   Other noninterest income                                198,682      267,041    -25.60%
      Total noninterest income                             754,683      782,348     -3.54%
   Total noninterest expense                             2,998,779    2,726,552      9.98%
   Income tax expense                                      300,300      147,700    103.32%
                                                        ----------   ----------
   Net income                                           $1,025,425   $  764,463     34.14%
PER SHARE
   Earnings per common share - Basic                    $     0.22   $     0.17     29.41%
   Earnings per common share - Diluted                        0.22         0.17     29.41%
   Cash dividends paid                                        0.13         0.13      0.00%
SHARES OUTSTANDING
   Average - Basic                                       4,579,773    4,603,769        --
   Average - Diluted                                     4,579,934    4,605,657        --

                                                             FOR THE SIX MONTHS
                                                               ENDED JUNE 30,
                                                        ---------------------------      %
                                                            2008           2007        CHANGE
                                                        ------------   ------------   -------
EARNINGS
   Total interest income                                $ 13,142,043   $ 13,074,833      0.51%
   Total interest expense                                  5,659,689      7,082,780    -20.09%
                                                        ------------   ------------
   Net interest income                                     7,482,354      5,992,053     24.87%
   Provision for loan losses                                 563,342        374,353     50.48%
   Service charges on deposit accounts                     1,001,898        855,481     17.12%
   Net realized gains (losses) of sales on securities             --          1,389   -100.00%
   Net realized gains (losses) on sale of loans               58,866         (4,531)  1399.18%
   Net realized gains (losses) on sale of  Other real
      estate and repossessions                              (151,620)        73,688   -305.76%
   Other noninterest income                                  446,950        516,547    -13.47%
      Total noninterest income                             1,356,094      1,442,574     -5.99%
   Total noninterest expense                               5,821,544      5,328,118      9.26%
   Income tax expense                                        525,107        250,013    110.03%
                                                        ------------   ------------
   Net income                                           $  1,928,455   $  1,482,143     30.11%
PER SHARE
   Earnings per common share - Basic                    $       0.42   $       0.32     31.25%
   Earnings per common share - Diluted                          0.42           0.32     31.25%
   Cash dividends paid                                          0.26           0.26      0.00%
   Book value (end of period)                                   7.08           6.70      5.67%
SHARES OUTSTANDING
   Average - Basic                                         4,575,930      4,607,900        --
   Average - Diluted                                       4,576,075      4,609,328        --
AT QUARTER END
   Total assets                                         $426,987,217   $432,309,393     -1.23%
   Total assets (average)                                440,795,000    420,024,000      4.95%
   Other real estate and repossessions ("OREO")              500,716        521,343     -3.96%
   Gross loans                                           234,431,991    227,080,310      3.24%
   Allowance for loan losses                               2,870,284      2,188,431     31.16%
   Net loans                                             231,561,707    224,891,879      2.97%
   Non-accrual loans                                       4,483,000      1,447,000    209.81%
   Net loans charged off                                     140,000        491,000    -71.49%
   Average loans                                         234,265,000    228,246,000      2.64%
   Securities and other restricted stock                 157,913,876    172,657,366     -8.54%
   Total deposits                                        321,917,163    346,136,488     -7.00%
   Shareholders' equity                                   32,469,372     30,607,766      6.08%
   Shareholders' equity (average)                         33,780,000     30,608,000     10.36%
STOCK DATA
   Market value - last close (end of period)            $       9.74   $      10.55     -7.68%
   Dividend payout ratio                                       61.90%         81.25%   -19.35%
   Price earnings ratio                                       11.60x         16.23x    -28.53%
KEY PERFORMANCE RATIOS
   Return on average assets (ROA)                               0.88%          0.71%     0.17%
   Return on average equity (ROE)                              11.42%          9.68%     1.74%
   Net interest margin (FTE)                                    3.96%          3.16%     0.80%
   Interest expense to average assets                           2.57%          3.37%    -0.80%
   Total allowance for loan losses
      to nonaccrual loans                                      64.03%        151.24%   -87.21%
   Total allowance for loan losses
      to total loans                                            1.22%          0.96%     0.26%
   Nonaccrual loans to total loans                              1.91%          0.64%     1.27%
   Nonaccrual loans and  OREO to total assets                   1.17%          0.46%     0.71%
   Net charge-offs to average loans                             0.12%          0.47%    -0.35%
   Equity to assets at period end                               7.60%          7.08%     0.52%

Certain statements contained herein are not based on historical facts and are "forward-looking statements" within the meaning of Section 21A of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond the Company's control), may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of these terms. Actual results could differ materially from those set forth in forward-looking statements, due to a variety of factors, including, but not limited to, those related to the economic environment, particularly in the market areas in which the company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset/liability management, changes in the financial and securities markets, including changes with respect to the market value of our financial assets, and the availability of and costs associated with sources of liquidity. The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.